UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 18, 2005

The following supplements and amends the Proxy Statement of Westaff, Inc. (the “Company”) dated February 28, 2005 (the “Proxy Statement”). This Supplement and the enclosed Proxy Statement are being mailed to you on or about March 24, 2005 in connection with the Annual Meeting of stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., local time, at the Company’s administrative office located at 220 N. Wiget Lane, Walnut Creek, California on Wednesday, May 18, 2005. This Supplement should be read in conjunction with the enclosed Proxy Statement.

The Company announced on March 16, 2005, the appointment of Patricia M. Newman as its President and Chief Executive Officer and as a Class II director, subject to finalizing her new employment agreement. Mr. Dwight Pedersen resigned as President and Chief Executive Officer, and as a director of the Company, on March 16, 2005.

Ms. Newman, 53, is a 25 year veteran of the staffing industry and was appointed as Chief Operating Officer of the Company on November 1, 2004. Prior to that, she had been the Company’s U.K. Managing Director since December 1998. In November 2002, she took on the added responsibility of overseeing the Company’s Denmark and Norway operations. Ms. Newman will continue to serve on the boards of Westaff U.K. Limited, Westaff A/S and Westaff AS.

These proxy solicitation materials will be mailed on or about March 24, 2005, to all stockholders entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS OF WESTAFF, INC.
Dated: March 23, 2005